J.P. MORGAN TAX EXEMPT BOND FUND
Supplemental Proxy Information:

A Joint Special Meeting of Shareholders of the J.P. Morgan Family of Funds was held on June 25, 1998, adjourned to August 20, 1998. Each of the applicable funds voted in favor of adopting the following proposals, therefore, the results are aggregated for the Trust unless otherwise, specified.

     1. To elect a slate of five Trustees to hold office for a term of unlimited duration subject to the current retirement age of 70 (applicable to J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust):

                                            Votes in          Votes
       Favor of            Against
     Frederick S. Addy                      2,692,335,831            18,884,648
     William G. Burns                       2,692,395,937            18,824,542
     Arthur C. Eschenlauer          2,691,798,990             19,421,489
     Matthew Healey                         2,692,393,425            18,827,054
     Michael P. Mallardi                    2,692,488,290            18,732,189

2. To standardize the funds' and their corresponding portfolios' fundamental investment restrictions:

     2a. Diversification of investments (applicable to all funds and portfolios except for J.P. Morgan Japan Equity, J.P. Morgan Institutional Equity, J.P. Morgan Institutional International Bond, J.P. New York Total Return Bond, J.P.
Morgan Institutional New York Total Return Bond, J.P. Morgan Emerging Markets Debt and J.P. Morgan California Bond Funds and their corresponding portfolios)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
20,049,870                 264,758          629,517

     2b Concentration of assets in a particular industry (applicable to all funds and portfolios)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
20,057,000                 257,628          629,517

2c. Issuance of senior securities (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
20,049,627                 265,001          629,517

2d. Borrowing (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
20,076,839                 265,001          602,305




2e. Underwriting (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
20,057,773                 284,067          602,305

2f. Investment in Real Estate (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
20,059,534                 282,306          602,305

2g. Commodities (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
20,051,944                 289,896          602,305

2h. Lending (applicable to all funds and portfolios)
Votes in                   Votes                     Votes
Favor of          Against                   Abstained
20,051,944                 289,896          602,305

     2i. Reclassification of Other Fundamental Restrictions as Nonfundamental (applicable to all funds and portfolios)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
20,021,721                 320,119          602,305


     3. Reclassification of Investment Objectives from Fundamental to Nonfundamental (applicable to all funds and portfolios except for J.P. Morgan Disciplined Equity, J.P. Morgan Institutional Disciplined Equity, J.P. Morgan International Opportunities, J.P. Morgan Institutional International Opportunities, J.P. Morgan Global Strategic Income, J.P. Morgan Institutional Global Strategic Income, J.P. Morgan Emerging Markets Debt, J.P. Morgan U.S. Small Company Opportunities, J.P. Morgan Tax Aware U.S. Equity, J.P. Morgan California Bond, J.P. Morgan Institutional Treasury Money Market and J.P. Morgan Institutional Service Treasury Money Market Funds)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
19,971,332                 427,121          545,692

4. Approval of New Investment Advisory Agreement (applicable to all funds and portfolios)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
20,161,351                 355,877          470,823




     5. Amendment of the Declaration of Trust (applicable to J.P. Morgan Funds and J.P. Morgan Institutional Funds)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
2,645,059,081              16,807,551                47,376,755


     6. Ratification of the selection of independent accountants (applicable to J.P. Morgan Funds, J.P. Morgan Institutional Funds and J.P. Morgan Series Trust)

Votes in                   Votes                     Votes
Favor of          Against                   Abstained
2,682,031,391              4,303,418                 24,885,671